GROVE PROPERTY TRUST

                             Articles Supplementary



          GROVE PROPERTY TRUST, a Maryland real estate investment trust (the "Trust"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

          FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Trust by the Third Amended and Restated Declaration of Trust (the "Declaration of Trust"), the Board of Trustees has duly reclassified 3,999,000 Preferred Shares (par value $0.01 per share) of the Trust as 3,999,000 Common Shares (par value $0.01 per share) of the Trust and has provided for the issuance of such shares.

          SECOND: The reclassification increases the number of shares classified as Common Shares from 10,000,000 shares immediately prior to the reclassification to 13,999,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Preferred Shares from 4,000,000 shares immediately prior to the reclassification to 1,000 shares immediately after the reclassification.

          THIRD: The description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the Common Shares and Preferred Shares contained in the Declaration of Trust is not altered by these Articles Supplementary.

          IN WITNESS WHEREOF, GROVE PROPERTY TRUST has caused these presents to be signed in its name on its behalf by its President and witnessed by its Secretary on October 23, 1997,


WITNESS:                                   GROVE PROPERTY TRUST


/s/ Joseph R. LaBrosse                     By: /s/ Damon P. Navarro
-----------------------------              ---------------------------------
Joseph R. LaBrosse                         Damon P. Navarro
Secretary                                  President



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          THE  UNDERSIGNED,  President of GROVE PROPERTY TRUST,  who executed on behalf of the Trust the Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Trust the foregoing Articles Supplementary to be the corporate act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                  /s/ Damon P. Navarro
                                                  ----------------------------
                                                  Damon P. Navarro











                          GROVE REAL ESTATE ASSET TRUST
                           THIRD AMENDED AND RESTATED
                              DECLARATION OF TRUST
                              Dated March 14, 1997



         THIS THIRD AMENDED AND RESTATED DECLARATION OF TRUST is made in conformity with the provisions of Section 12.5 hereof, as of the date set forth above by the undersigned Trust Managers.

                                    ARTICLE I
                         THE TRUST; CERTAIN DEFINITIONS


         SECTION 1.1 Name. The name of the trust (the "Trust") is:

                              GROVE PROPERTY TRUST

         SECTION 1.2 Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is the CT Corporation System, Maryland, 32 South Street, Baltimore, Maryland 21202. The Trust may have such offices or places of business within or without the State of Maryland as the Trustees may from time to time determine.

         SECTION 1.3 Nature of Trust. The Trust is a real estate investment trust within the meaning of "Title 8", defined below.

         SECTION 1.4 Powers. The Trust shall have all of the powers granted to real estate investment trusts generally by Title 8 and shall have any other and further powers as are not inconsistent with Title 8 or other applicable law.

         SECTION 1.5 Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

         "Affiliate" or "Affiliated" means, as to any corporation, partnership, trust or other association (other than the Trust), any Person (i) that holds beneficially, directly or indirectly, 5% or more of the outstanding stock or equity interests thereof or (ii) who is an officer, director, partner or trustee thereof or of any Person which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association or (iii) which controls, is controlled by, or is under common control with, such corporation, partnership, trust or other association.

         "Board of Trust Managers" means the Board of Trust Managers of the Trust.

         "Bylaws" means the Bylaws of the Trust, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Declaration" or "Declaration of Trust" means this Declaration Trust, including any amendments or supplements hereto.

         "Executive Officers" means Damon D. Navarro, Brian Navarro, Edmund Navarro, Joseph LaBrosse and Gerald McNamara.

         "Independent Trust Manager" means a member of the Board of Trust Managers of the Trust which is not employed by or affiliated with the Trust or an Affiliate of the Trust.

         "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within



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the meaning of Section 508(a) of the Code,  joint stock company or other entity, or any government and agency or political subdivision thereof.

         "REIT Provisions of the Code" means Section 856 through 860 of the Code and any other successor provisions of the Code relating to real estate investment trust (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         "Securities" means Shares (defined below), any stock, shares or other evidences of equity, beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

         "Securities of the Trust" means any securities issued by the Trust.

         "Shareholders" means holders of record of Shares.

         "Shares" means transferable shares of beneficial interest of the Trust of any class or series.

         "Title 8" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, or any successor statute.

         "Trust Manager" means, individually, an individual, and " Trust Managers" means, collectively, the individuals, in each case, as named in
Section 2.2 of this Declaration so long as they continue in office and any and all other individuals who have been duly elected and qualify as Trust Managers of the Trust hereunder.

         "Trust Property" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Trust or the Trust Managers (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Trust or the Trust Managers.

                                   ARTICLE II
                                 TRUST MANAGERS

         SECTION 2.1 Number, Composition. The number of Trust Managers initially shall be five, which number may thereafter be increased or decreased by the Trust Managers then in office from time to time; however, the total number of Trust Managers shall be not less than two and not more than 15. No reduction in the number of Trust Managers shall cause the removal of any Trust Managers from office prior to the expiration of his term.

         At all times after the date of closing of the Initial Public Offering (as defined herein), the composition of the Board of Trust Managers shall consist of a majority of Independent Trust Managers.

         SECTION 2.2 Term. At each Annual Meeting of Shareholders, the successors to the class of Trust Managers whose term expires at such Meeting shall be elected to hold office for a term expiring at the annual Meeting of Shareholders held in the third year following the year of their election and the other Trust Managers shall continue in office.

         SECTION 2.3 Resignation, Removal or Death. Any Trust Manager may resign by written notice to the remaining Trust Managers, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trust Manager may be removed, only with Cause (as hereinafter defined), at a Meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares then outstanding and entitled to vote in the election of Trustees. As used herein, "Cause" shall mean (a) material theft, fraud or embezzlement or active and deliberate dishonesty by a Trust Manager; (b) habitual neglect of duty by a Trust Manager having a material and adverse significance to the Trust; or (c) the conviction of a Trust Manager of a felony or of any crime involving moral turpitude. Upon the incapacity, death, resignation or removal of any Trust


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Manager,  or his otherwise ceasing to be a Trust Manager, he shall automatically cease to have any right, title or interest in and to the Trust Property and shall execute and deliver such documents as the remaining Trust Managers require for the conveyance of any Trust Property held in his name, and shall account to the remaining Trust Managers as they require for all property which he holds as Trust Manager.

         SECTION 2.4 Legal Title. Legal title to all Trust Property shall be vested in the Trust, but the Trust may cause legal title to any Trust Property to be held by or in the name of any or all of the Trust Managers or any other Person as nominee. Any right, title or interest of the Trust Managers in and to the Trust Property shall automatically vest in successor and additional Trust Managers upon their qualification and acceptance of election or appointment as Trust Managers, and they shall thereupon have all the right and obligations of Trust Managers, whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise. Written evidence of the qualification and acceptance of election or appointment of successor and additional Trust Managers may be filed with the records of the Trust and in such other offices, agencies or places as the Trust or Trust Managers may deem necessary or desirable.

                                   ARTICLE III
                            POWERS OF TRUST MANAGERS

         Subject to the express limitations herein or in the Bylaws, (1) the business and affairs of the Trust shall be managed under the direction of the Board of Trust Managers and (2) the Trust Managers shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust as if they, in their own right, were the sole owners thereof. The Trustees may take any actions as in their sole judgment and discretion are necessary or desirable to conduct the business of the Trust. This Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Trust Managers. Any construction of this Declaration or determination made in good faith by the Trust Managers concerning their powers and authority hereunder shall be conclusive. The powers of the Trust Managers shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this Declaration or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Trust Managers under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV
                                INVESTMENT POLICY

         The fundamental investment policy of the Trust is to make investments in such a manner as to comply with the REIT Provisions of the Code and with the requirements of Title 8 with respect to the composition of the Trust's investments and the derivation of its income. Subject to Section 6.7, the Trust Managers shall use their best efforts to carry out this fundamental investment policy and to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code; provided, however, that no Trust Manager, officer, employee or agent of the Trust shall be liable for any action or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 11.2. The Trust Managers may change from time to time, either by resolution or by amendment to the Bylaws of the Trust, such investment policies as they determine to be in the best interest of the Trust, including prohibitions or restrictions upon certain types of investments.

                                    ARTICLE V
                                     SHARES


         SECTION 5.1 Authorized Shares. The total number of Shares which the Trust has authority to issue is 14,000,000 shares, of which 10,000,000 are Common Shares, $.01 par value per share (each, a "Common Share " or collectively, "Common Shares"), and 4,000,000 are Preferred Shares, $.01 par value per share (each a "Preferred Share" or collectively, "Preferred Shares").


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         SECTION 5.2 Common  Shares.  Subject to the  provisions  of Article VII regarding Excess Shares (as such term is defined therein), each Common Share shall entitle the holder thereof to one vote. Holders of Common Shares shall not be entitled to cumulative voting.

         SECTION 5.3 Preferred Shares. Preferred Shares may be issued, from time to time, in one or more series, as authorized by the Board of Trust Managers. Prior to issuance of Preferred Shares of each series, the Board of Trust Managers, by resolution, shall designate that series of Preferred Shares to distinguish it from all other series and classes of Preferred Shares, shall specify the number of Preferred Shares to be included in the series and, subject to the provisions of Article VII regarding Excess Shares, shall set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

         SECTION 5.4 Classification or Reclassification of Unissued Shares. Subject to the express terms of any series of Preferred Shares or any class of Common Shares outstanding at the time and notwithstanding any other provision of the Declaration of Trust, the Board of Trust Managers may increase or decrease the number of, alter the designation of or classify or reclassify any unissued Shares by setting or changing, in any one or more respects, from time to time before issuing the Shares, and subject to the provisions of Article VII regarding Excess Shares, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any series or class of Shares.

         SECTION 5.5 Declaration of Trust and Bylaws. All persons who acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws.

         SECTION 5.6 Exchange of OP Units. So long as the Trust remains the general partner of Grove Operating, L.P., the board of trust managers is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Equity Shares set forth in Article VII hereof) to issue, and shall issue to the extent provided in the Partnership Agreement, Common Shares in exchange for the units into which partnership interests in Grove Operating, L.P. ("OP Units") are divided, as the same may be adjusted, as provided in the Partnership Agreement.

         SECTION 5.7 Reservation of Shares. Pursuant to the obligations of the Trust under the Partnership Agreement to issue Common Shares in exchange for OP Units, the board of trust managers is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued Common Shares to permit the Trust to issue Common Shares in exchange for OP Units that may be exchanged for or converted into Common Shares as provided in the Partnership Agreement.

                                   ARTICLE VI
                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                TRUST AND OF THE SHAREHOLDERS AND TRUST MANAGERS


         SECTION 6.1 Authorization by Board of Share Issuance. The Board of Trust Managers may authorize the issuance from time to time of Shares of any class, whether now or hereafter authorized, or securities convertible into Shares of any class, whether now or hereafter authorized, for such consideration as the Board of Trust Managers may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or in the Bylaws or in the general corporation laws or other laws of the State of Maryland affecting or having application to real estate investment trusts.

         SECTION 6.2 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trust Managers in authorizing the issuance of Preferred Shares pursuant to Section 5.3, no holder of Shares shall, as such holder, (a) have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which the Trust may issue or sell or (b), except as expressly required by Title 8, have any right to require the Trust to pay him the fair value of his Shares in an appraisal or similar proceeding.


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         SECTION 6.3 Advisor or Property Management Agreements.  Subject to such approval of the Shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Trust Managers may authorize the execution and performance by the Trust of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization, whether or not an Affiliate of the Trust (each, an "Advisor"), whereby, subject to the supervision and control of the Board of Trust Managers, any such Advisor shall render or make available to the Trust managerial, investment, advisory and/or related services, office space, and property management services, and other services and facilities (including, if deemed advisable by the Board of Trust Managers, the management or supervision of the investments of the Trust) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Trust Managers, the compensation payable thereunder by the Trust), subject to the provisions of Section 11.6.

         SECTION 6.4 Related Party Transactions.

         (a) Without limiting any other procedures available by law or otherwise to the Trust, the Board of Trust Managers may authorize any agreement of the character described in Section 6.3 or any other transaction with any Advisor, although one or more of the Trust Managers or officers of the Trust may be a party to such agreement or may be an officer, director, stockholder or member of such Advisor, and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if the existence is disclosed or known to the Board of Trust Managers, and the contract or transaction is approved by the Board of Trust Managers (including the affirmative vote of a majority of the Independent Trust Managers, even if they constitute less than a quorum of the Board). Any Trust Manager who is also a director, officer, stockholder or member of an Advisor or other entity with whom the Trust proposes to engage in business may be counted in determining the existence of a quorum at any meeting of the Board of Trust Managers considering such matter.

         (b) Subsequent to the Closing Date (as defined herein), the affirmative vote of a majority of the Independent Trust Managers (even if they constitute less than a quorum of the Board) shall be required to approve the purchase by the Trust or its subsidiaries of any multifamily residential or mixed-use properties, the ownership of which is under the control, whether directly or indirectly, of Messrs. Damon D. Navarro and Joseph R. LaBrosse or any of the Executive Officers of the Trust, or their respective Affiliates.

         SECTION 6.5 Determinations by Board. The determination as to any of the following matters, made in good faith by, or pursuant to the direction of, the Board of Trust Managers consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: (a) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions with respect to Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);
(d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust; and (e) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

         The affirmative vote of a majority of the Independent Trust Managers, even if they constitute less than a quorum, shall be required to approve any and all matters for which approval by the Board of Trust Managers is required by this Declaration of Trust.

         SECTION 6.6 Reserved Powers of Board. The enumeration and definition of powers of the Board of Trust Managers included in this Article VI shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Declaration of Trust, or


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construed  or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trust Managers under the general laws of the State of Maryland as now or hereafter in force.

         SECTION 6.7 REIT Qualification. The Board of Trust Managers shall use its reasonable best efforts to cause the Trust and the Shareholders to qualify for federal income tax treatment in accordance with the REIT Provisions of the Code. In furtherance of the foregoing, the Board of Trust Managers shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Trust as a REIT, including amending the provisions of this Declaration of Trust as provided in Article IX; provided, however, that if the Board of Trust Managers determines that it is no longer in the best interests of the Trust for it to continue to qualify as a REIT, the Board of Trust Managers may revoke or otherwise terminate the Trust's REIT election.

                                   ARTICLE VII
                     RESTRICTIONS ON OWNERSHIP AND TRANSFER
                             TO PRESERVE TAX BENEFIT


         SECTION 7.1 Definitions. For the purposes of this Article VII, the following terms shall have the following meanings:

         "Beneficial Ownership" shall mean ownership of Equity Shares by a Person who is or would be treated as an owner of such Equity Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "Charitable Beneficiary" shall mean one or more beneficiaries of a Special Trust as determined pursuant to Section 7.3(f) of this Article VII.

         "Closing Date" shall mean the time and date of the payment for and delivery of Common Shares issued pursuant to the Initial Public Offering.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "Constructive Ownership" shall mean ownership of Equity Shares by a Person who is or would be treated as an owner of such Equity Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "Deferred Stock Grant" means a grant, pursuant to the Trust's 1996 Share Incentive Plan of Common Shares.

         "Equity Shares" shall mean Common Shares and/or Preferred Shares.

         "Executive Officers" shall mean Damon Navarro, Brian Navarro, Edmund Navarro, Joseph LaBrosse and Gerald McNamara.

         "Executive Officer Ownership Limit" means 20% (by value or by number of Shares, whichever is more restrictive) of the outstanding Equity Shares of the Trust.

         "Initial Public Offering" shall mean the sale of Common Shares pursuant to the Trust's first effective registration statement for such Common Shares filed under the Securities Act of 1933, as amended, on Form SB-2 in June 1994.

         "IRS" means the United States Internal Revenue Service.


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         "Market Price" shall mean the last reported sales price reported on the
Emerging Company Marketplace of the American Stock Exchange, Inc. (the "AMEX"), or otherwise on the AMEX, of the Common Shares, or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date, or if not then traded on the AMEX, the last reported sales price of the Common Shares, or Preferred Shares, as the case may be, on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares, or Preferred Shares, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Shares, or Preferred Shares, as the case may be, on the relevant date as determined in good faith by the Board of Trust Managers.

         "Option" means an option, granted pursuant to the Trust's 1994 Share Option Plan or 1996 Share Incentive Plan, to acquire Common Shares.

         "Ownership Limit" shall mean 5.0% (by value or by number of shares, whichever is more restrictive) of the outstanding Equity Shares of the Trust.

         "Partnership Agreement" shall mean the Agreement of Limited Partnership of Grove Operating, L.P., of which the Trust is the sole general partner, dated as of March 14, 1997, as such agreement may be amended from time to time.

         "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of the Common Shares, or Preferred Shares, as the case may be, provided that the ownership of Common Shares, or Preferred Shares, as the case may be, by such underwriter would not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Trust failing to qualify as a REIT.

         "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Special Trust, as provided in Section 7.2(b) of this Article VII, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned Equity Shares, if such Transfer had been valid under Section 7.2(a) of this
Article VII.

         "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Special Trust, as provided in Section 7.2(b) of this Article VII, the record holder of the Equity Shares if such Transfer had been valid under Section 7.2(a) of this Article VII.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

         "Restriction Termination Date" shall mean the first day after the Closing Date on which the Board of Trust Managers determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

         "Special  Trust" shall mean each of the trusts  provided for in Section
7.3 of this Article VII.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Equity Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Equity Shares), and whether by operation of law or otherwise.

         "Trustee" shall mean any Person unaffiliated with the Trust, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Trust to serve as trustee of a Special Trust.

         Section 7.2 Restrictions on Ownership and Transfers.

         (a) From the  Closing  Date and  prior to the  Restriction  Termination
Date:

                  (i) except as provided in Section 7.9 of this Article VII, (i) no Person (other than an Executive Officer) shall Beneficially Own Equity Shares in excess of the Ownership Limit and (ii) no Executive Officer shall, nor shall all of the Executive Officers, in the aggregate, Beneficially Own Equity Shares in excess of the Executive Officer Ownership Limit;

                  (ii) except as provided in Section 7.9 of this Article VII, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Equity Shares of the Trust; and

                  (iii) no Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including, but not limited to, ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust (either directly or indirectly through one or more partnerships) from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the
         Code).

         (b) If, during the period commencing on the Closing Date and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in violation of Section 7.2(a) of this
Article VII, (i) then that number of Equity Shares that otherwise would cause such Person to violate Section 7.2(a) of this Article VII (rounded up to the nearest whole share) shall be automatically transferred to a Special Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Equity Shares or (ii) if, for any reason, the transfer to a Special Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Equity Shares in violation of Section 7.2(a) of this Article VII, then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2(a) shall be void AB INITIO, and the Purported Beneficial Transferee shall have no rights in such Equity Shares.

         (c) Subject to Section 7.12 of this Article and notwithstanding any other provisions contained herein, during the period commencing on the Closing Date and prior to the Restriction Termination Date, any Transfer of Equity Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX) that, if effective, would result in the capital stock of the Trust being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO, and the intended transferee shall acquire no rights in such Equity Shares.

         (d) It is expressly intended that the restrictions on ownership and Transfer described in this Section 7.2 of Article VII shall apply to the redemption/exchange rights provided in Section of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement or any other agreement between Grove Operating, L.P. and any of its partners to the contrary, a partner of Grove Operating, L.P. shall not be entitled to effect an exchange of an interest in Grove Operating, L.P. for Equity Shares to the extent the actual or beneficial or Beneficial or Constructive ownership of such Equity Shares would be prohibited under the provisions of this Article VII.

         SECTION 7.3 Transfers of Equity Shares in Trust

         (a) Upon any purported Transfer or other event described in Section 7.2(b) of this Article VII, such Equity Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Special Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to a Special Trust pursuant to Section 7.2(b). The Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(f) of this Article VII.

         (b) Equity Shares held by the Trustee shall be issued and outstanding Common Shares or Preferred Shares of the Trust, as the case may be. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Equity Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Equity Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Equity Shares held in a Special Trust.

         (c) The Trustee shall have all voting rights and rights to dividends with respect to Equity Shares held in a Special Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Trust that the Equity Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Equity Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Equity Shares held in a Special Trust and, subject to Maryland law, effective as of the date the Equity Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Equity Shares prior to the discovery by the Trust that the Equity Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible action, then the Trustees shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that the Equity Shares have been transferred into a Special Trust, the Trust shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

         (d) Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to a Special Trust, the Trustee of a Special Trust shall sell the Equity Shares held in a Special Trust to a person, designated by the Trustee, whose ownership of the Equity Shares will not violate the ownership limitations set forth in Section 7.2(a). Upon such sale, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7.3(d). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the Equity Shares in the transaction that resulted in such transfer to the Special Trust (or, if the event which resulted in the transfer to the Special Trust did not involve a purchase of such Equity Shares at Market Price, the Market Price of such Equity Shares on the day of the event which resulted in the transfer of the Equity Shares to the Special Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Equity Shares held in the Special Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Trust that such Equity Shares have been transferred to the Trustee, such Equity Shares are sold by a Purported Record Transferee then (i) such Equity Shares shall be deemed to have been sold on behalf of the Special Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Equity Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this subparagraph (3)(d), such excess shall be paid to the Trustee upon demand.

         (e) Equity Shares transferred to the Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Equity Shares in the transaction that resulted in such transfer to a Special Trust (or, if the event which resulted in the transfer to a Special Trust did not involve a purchase of such Equity Shares at Market Price, the Market Price of such Equity Shares on the day of the event which resulted in the transfer of the Equity Shares to a Special Trust) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Trustee has sold the Equity Shares held in a Special Trust pursuant to Section 7.3(d). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Equity Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Equity Shares shall thereupon be paid to the Charitable Beneficiary.

         (f) By written notice to the Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in a Special Trust such that (i) the Equity Shares held in a Special Trust would not violate the restrictions set forth in Section 7.2(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         SECTION 7.4 Remedies for Breach. If the Board of Trust Managers, or a committee thereof (or other designees if permitted by Maryland law) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7.2 of this Article VII or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Equity Shares of the Trust in violation of
Section 7.2 of this Article VII, the Board of Trust Managers, or a committee thereof (or other designees if permitted by Maryland law) shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7.2(a) of this Article VII, shall automatically result in the transfer to a Special Trust as described in Section 7.2(b) and any Transfer in violation of Section 7.2(c) shall automatically be void AB INITIO, irrespective of any action (or non-action) by the Board of Trust Managers.

         SECTION 7.5 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Equity Shares in violation of Section 7.2 of this Article VII or any Person who is a Purported Transferee such that an automatic transfer to a Special Trust results under Section 7.2(b) of this Article VII, shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

         SECTION 7.6 Owners Required to Provide Information. From the Closing Date and prior to the Restriction Termination Date:

         (a) Each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Trust in writing such information as the Trust may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Equity Shares on the the Trust's status as a REIT and to ensure compliance with the Ownership Limit, the Executive Officer Ownership Limit, or such other limit as provided from time to time in this Third Amended and Restated Declaration of Trust or as otherwise permitted by the Board of Trust Managers.

         (b) Each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Trust a completed questionnaire containing the information regarding their ownership of such Equity Shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code.

         SECTION 7.7 Remedies Not Limited. Nothing contained in this Article VII (but subject to Sections 6.7 and 7.12 of the Charter) shall limit the authority of the Board of Trust Managers to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT.

         SECTION 7.8 Ambiguity. In the case of an ambiguity in the application of any of the provisions of Sections 7.2 through 7.9, 7.13 and 7.14 of this
Article VII, including any definition contained in Section 7.1, the Board of Trust Managers shall have the power to determine the application of the provisions of Sections 7.2 through 7.9, 7.13 and 7.14 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7.12 of this Article). In the event any of Sections 7.2 through 7.9,
7.13 or 7.14 requires an action by the Board of Trust Managers and this Third Amended and Restated Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trust Managers shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of such Sections 7.2 through 7.9 of this Article VII. Absent a decision to the contrary by the Board of Trust Managers (which the Board of Trust Managers may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2(b)) acquired Beneficial or Constructive Ownership of Equity Shares in violation of Section 7.2(a), such remedies (as applicable) shall apply first to the Equity Shares which but for such remedies, would have been actually owned by such Person, and second to Equity Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of the Equity Shares held by each such Person.

         SECTION 7.9 Exceptions.

         (a) Subject to Section 7.2(a)(iii), the Board of Trust Managers, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Equity Shares in excess of the Ownership Limit or the Executive Officers Beneficially Owning Equity Shares, in the aggregate, in excess of the Executive Officer Ownership Limit, as the case may be, if the Board of Trust Managers obtains such representations and undertakings from such Person or from such Executive Officer or Executive Officers as are reasonably necessary to ascertain that no individual's Beneficial Ownership or the Executive Officers' Beneficial Ownership, in the aggregate, as the case may be, of such Equity Shares will violate the Ownership Limit or the Executive Officer Ownership, as the case may be, or that any such violation will not cause the Trust to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Section 7.2 of this Article VII) or attempted violation will result in such Equity Shares being transferred to a Special Trust in accordance with Section 7.2(b) of this Article VII.

         (b) Subject to Section 7.2(a)(iii), the Board of Trust Managers, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Equity Shares in excess of 9.8% (by value or by number of Equity Shares, whichever is more restrictive) of the outstanding Equity Shares of the Trust, if such Person does not, and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned in whole or in part by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Trust obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Equity Shares being transferred to the Trust in accordance with Section 7.2(b) of this Article VII. Notwithstanding the foregoing, the inability of a Person to make the certification described in this
Section 7.9(b) shall not prevent the Board of Trust Managers, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Equity Shares in excess of 9.8% of the outstanding Equity Shares if the Board of Trust Managers determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Trust in any taxable year, after taking into account the effect of this sentence with respect to all other Equity Shares to which this sentence applies.

         (c) Prior to granting any exception pursuant to Section 7.9(a) or (b) of this Article VII, the Board of Trust Managers may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trust Managers in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

         SECTION 7.10 Legends. Each certificate for Equity Shares shall bear substantially the following legends:

                                 Class of Stock
                                 --------------

               "THE TRUST IS AUTHORIZED TO ISSUE CAPITAL STOCK OF
           MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR
          MORE CLASSES OF PREFERRED STOCK. THE BOARD OF TRUST MANAGERS
           IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND
           RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE
          THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE
             TRUST WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER
            MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE TRUST'S
              CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS,
            RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS,
          VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND
          OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS
               OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE
               CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE
           CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL
          CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS
            AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE
          EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS
            TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES.
           REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE
          SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE."

                      Restriction on Ownership and Transfer
                     -------------------------------------

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
             SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE
              OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE TRUST'S
           MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST
            UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
           "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT
             AS EXPRESSLY PROVIDED IN THE TRUST'S CHARTER, (I)(A) NO
            PERSON (EXCEPT FOR AN EXECUTIVE OFFICER) MAY BENEFICIALLY
                          OWN IN EXCESS OF 5.0% OF THE

             OUTSTANDING EQUITY SHARES OF THE TRUST (BY VALUE OR BY
           NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) AND (B) NO
            EXECUTIVE OFFICER MAY, NOR MAY THE EXECUTIVE OFFICERS, IN
             THE AGGREGATE, BENEFICIALLY OWN IN EXCESS OF 20% OF THE
             OUTSTANDING EQUITY SHARES OF THE TRUST (BY VALUE OR BY
            NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE); (II) NO
             PERSON MAY CONSTRUCTIVELY OWN IN EXCESS OF 9.8% OF THE
             OUTSTANDING EQUITY SHARES OF THE TRUST (BY VALUE OR BY
           NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE); (III) NO
           PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES
            THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER EQUITY SHARES IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL
            STOCK OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS.
              ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR
          ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN EQUITY SHARES
             WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR
             CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OF THE ABOVE
          LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE
             RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE
             EQUITY SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY
           TRANSFERRED TO A TRUSTEE OF A SPECIAL TRUST FOR THE BENEFIT
            OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE
              TRUST MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS
              SPECIFIED BY THE BOARD OF TRUST MANAGERS IN ITS SOLE
            DISCRETION IF THE BOARD OF TRUST MANAGERS DETERMINES THAT
             OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE
               RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE
              OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN
          VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB
            INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE
           DECLARATION  OF  TRUST  HAVE  THE  MEANINGS  ASCRIBED  TO THEM IN THE
            DECLARATION OF TRUST OF THE TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE
          RESTRICTIONS  ON TRANSFER  AND  OWNERSHIP,  WILL BE  FURNISHED TO EACH
           HOLDER OF EQUITY SHARES ON REQUEST AND WITHOUT CHARGE.
          REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF
                  THE TRUST, AT THE TRUST'S PRINCIPAL OFFICE."

         SECTION 7.11 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         SECTION 7.12 AMEX. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article VII.

         SECTION 7.13 Changes In Ownership Limit and Executive Officer Ownership Limit. Subject to the limitations provided in Section 7.14, the Board of Trust Managers may from time to time increase (or


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




decrease) the Ownership Limit and/or the Executive Officer Ownership Limit (including, but not limited to, in connection with the grant of Options and/or Deferred Stock Grants to the Executive Officers).

         SECTION 7.14 Limitations on Changes In the Ownership Limit and the Executive Officer Ownership Limit.

         (a) Neither the Ownership Limit nor the Executive Officer Ownership Limit may be increased if, as a result of such increase, five Beneficial Owners of Equity Shares (including all of the Executive Officers) could Beneficially Own, in the aggregate, more than 50.0% (in number or value, whichever is more restrictive) of the then outstanding Equity Shares.

         (b) Prior to the modification of the Ownership Limit or the Executive Officer Ownership Limit pursuant to Section 7.13, the Board of Trust Managers may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

         (c) The Executive Officer Ownership Limit shall not be reduced to a percentage which is less than the Ownership Limit.

                                  ARTICLE VIII
                                  SHAREHOLDERS


         SECTION 8.1 Meetings of Shareholders. There shall be an Annual Meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in Article II of the Bylaws, at which Trust Managers shall be elected and any other proper business may be conducted. Except as otherwise provided in this Declaration of Trust, special meetings of Shareholders may be called in the manner provided in Article II of the Bylaws. If there are no Trust Managers, the President or any other officer of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trust Managers. Any meeting may be adjourned and reconvened as the Trust Managers determine or as provided in Article II of the Bylaws.

         SECTION 8.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) the election or removal of Trust Managers; (b) the amendment of this Declaration of Trust; (c) the voluntary dissolution or termination of the Trust; (d) the reorganization of the Trust; and (e) the merger or consolidation of the Trust or the sale or other disposition of all or substantially all of the Trust Property. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trust Managers.

                                   ARTICLE IX
                                    AMENDMENT


         SECTION 9.1 By Shareholders. Except as provided in Section 9.2 hereof, this Declaration of Trust may be amended only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter.

         SECTION 9.2 By Trust Managers. The Trust Managers, by a two-thirds vote, may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the Code or under Title 8.

         SECTION 9.3 No Other Amendment. This Declaration of Trust may not be amended except as provided in this Article IX.


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





                                    ARTICLE X
                                DURATION OF TRUST

         The Trust shall continue perpetually unless terminated pursuant to any applicable provision of Title 8. The Trust may be voluntarily dissolved or reorganized or its existence terminated only by the affirmative vote of the holders of not less than two-thirds of all the Shares then outstanding and entitled to vote on the matter. The Trust may sell or otherwise dispose of all or substantially all of the Trust Property only by the affirmative vote of the holders entitled to vote on the matter.

                                   ARTICLE XI
              LIABILITY OF SHAREHOLDERS, TRUST MANAGERS, OFFICERS,
                              EMPLOYEES AND AGENTS
                   AND TRANSACTIONS BETWEEN THEM AND THE TRUST


         SECTION 11.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Property or the affairs of the Trust.

         SECTION 11.2 Limitation of Trust Manager and Executive Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitations of the liability of trustees and officers of a real estate investment trust, no Trust Manager or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this section, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trust Manager or Executive Officer of the Trust shall be liable to the Trust or to any Shareholder unless (a) that Trust Manager or Executive Officer actually received an improper benefit or profit in money, property or services, and then, for the amount of the benefit of profit in money or services actually received or (b) a judgment or other final adjudication adverse to the Trust Manager or Executive Officer is entered in a proceeding based on a finding in the proceeding that the Trust Manager's or Executive Officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) otherwise, in accordance with the provisions of an indemnification agreement between any of them and the Trust.

         SECTION 11.3 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trust Managers, Executive Officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust, and all Persons shall look solely to the Trust Property for the payment of any claim under or for the performance of the instrument. The omission of the foregoing exculpatory clause in such instrument shall not render any Shareholder, Trust Manager, Executive Officer, employee or agent liable thereunder to any third party, nor shall the Trust Manager or any officers, employees or agents of the Trust be liable to anyone for such omission. In the event of a conflict between the terms of this Declaration and any indemnification agreement, the terms of the indemnification agreement shall control.

         SECTION 11.4 Indemnification and Advance for Expenses. The Trust shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Shareholder, Trust Manager or officer of the Trust or (b) any individual who, while a Shareholder, Trust Manager or officer of the Trust and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, Shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject and against all claims and liabilities to which such person may become subject by reason of his being or having been a Shareholder, Trust Manager or Executive Officer. The Trust shall have the power, with the approval of its Board of Trust Managers, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust.

         SECTION 11.5 Transactions Between the Trust and its Trust Managers, Executive Officers, Employees and Agents. Subject to any express restriction in this Declaration of Trust, including, but not limited to, Section 6.4, any restriction adopted by the Trust Managers in the Bylaws or by resolution, and in accordance with the terms and provisions of any employment agreement and/or non-competition agreement with any Trust Manager or Executive Officer and the Trust, as applicable, the Trust may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with the underwriting or the offer or sale of Securities of the Trust) with any Person, including any Trust Manager, Executive Officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

         SECTION 11.6 Limitation on Total Operating Expenses. The Total Operating Expenses of the Trust shall not exceed the greater of 2% of its average invested assets or 25% of its net income in any fiscal year as defined below. The Trust Managers will limit operating expenses to these levels unless a majority of the Independent Trust Managers make a finding that, based on unusual or non-recurring factors, a higher level of expenses is justified for that year. Written records and supporting data shall be maintained by the Trust Managers in this regard.

         Within 60 days after the end of any fiscal quarter in which Total Operating Expenses for the preceding twelve (12) months exceeded this limitation, the Trust will disclose this fact to the Shareholders, together with an explanation of the factors upon which the Independent Trust Managers relied in approving higher operating expenses.

         For purposes of this Section 11.6, "Total Operating Expenses" shall include all cash operating expenses, including additional expenses paid directly or indirectly by the Trust to its Affiliates or third parties based upon their relationship with the Trust, including loan administration, servicing, engineering, inspection and all other expenses paid by the Trust, except the expenses related to raising capital, for interest, taxes and direct property acquisition, operation, maintenance and management costs.

         "Average invested assets", for purposes of this Section 11.6, for any period, shall mean the average of the aggregate book value of the assets of the Trust, invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

         "Net income", for purposes of the calculation contained in this Section 11.6, shall mean total revenues applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

                                   ARTICLE XII
                                  MISCELLANEOUS


         SECTION 12.1 Governing Law. This Third Amended and Restated Declaration of Trust is executed by the Trust Managers and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflict of law provisions thereof.

         SECTION 12.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any Person dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Third Amended and Restated Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trust Manager, and if certifying to: (a) the number or identity of Trust Managers, officers of the Trust or Shareholders; (b) the due authorization of the execution of any document; (c) any action or vote taken, and the existence of a quorum at a meeting of Trust Managers or Shareholders; (d) a copy of this Declaration or of the Bylaws as a true and complete copy as then in force; (e) an amendment to this Declaration; (f) the termination of the Trust; or (g) the existence of any fact or facts which relate to the affairs of the Trust. No purchaser, lender, transfer agent or other Person shall be bound to make any inquiry concerning the validity of any transaction purported to be made on behalf of the Trust by the Trust Managers or by any officer, employee or agent of the Trust.

         SECTION 12.3 Provisions in Conflict With Law or Regulations.

         (a) The provisions of this Third Amended and Restated Declaration of Trust are severable, and if the Trust Managers shall determine, with the advice of counsel, that any one or more of such provisions are in conflict with the REIT Provisions of the Code, Title 8 or any other applicable federal or state law, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article IX; provided, however, that such determination by the Trust Managers shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trust Manager shall be liable for making or failing to make such a determination.

         (b) If any provision of this Third Amended and Restated Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         Section 12.4 Construction. In this Third Amended and Restated Declaration of Trust, unless the context requires otherwise, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. Title and headings of different parts of this Declaration are inserted for convenience and shall not affect the meaning, construction or effect hereof. In defining or interpreting the powers and duties of the Trust and its Trust Managers and officers, reference may be made, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code"). In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the Maryland Code, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

         SECTION 12.5 Recordation. This Third Amended and Restated Declaration of Trust and any amendment or supplement hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Trust Managers deem appropriate, but failure to file for record this Third Amended and Restated Declaration or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of this Third Amended and Restated Declaration or any amendment hereto. This Third Amended and Restated Declaration, and any subsequently amended and restated Declaration, shall, upon filing, be conclusive evidence of all amendments or supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments or supplements thereto.

         IN WITNESS WHEREOF, this Third Amended and Restated Declaration of Trust has been signed on this 14 day of March, 1997, by the undersigned Trust Managers, each of whom acknowledge that this document is his free act and deed, that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.


/s/ HAROLD GORMAN         /s/ DAMON D. NAVARRO           /s/ JAMES F. TWADELL
----------------------    --------------------------     -----------------------
Harold Gorman              Damon D. Navarro              James F. Twaddell

/s/ J. JOSEPH GARRAHY     /s/ JOSEPH R. LaBROSSE
----------------------    --------------------------
J. Joseph Garrahy          Joseph R. LaBrosse

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